UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)                                 On May 17, 2011, Terrence C. Kearney was elected to our board of directors as a Class III Director whose current term will end at the annual meeting of shareholders to be held in 2013.  Our board has determined that Mr. Kearney is an independent director as that term is defined by the Securities and Exchange Commission and The NASDAQ Stock Market, Inc.

Mr. Kearney served as the Chief Operating Officer of Hopsira, Inc. from April 2006 to January 2011. From April 2004 to April 2006, he served as Hospira’s Senior Vice President, Finance, and Chief Financial Officer, and he served as Acting Chief Financial Officer through August 2006. Mr. Kearney served as Vice President and Treasurer of Abbott from 2001 to April 2004. From 1996 to 2001, Mr. Kearney was Divisional Vice President and Controller for Abbott’s International Division. He received his B.S. in biology from the University of Illinois and his M.B.A. from the University of Denver.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 12, 2011, we amended and restated our Code of Conduct to, among other things, (a) emphasize the applicable laws and our guidelines governing interactions with government officials, health-care professionals, customers, suppliers, consumers and other third parties, (b) clarify our expectations regarding employee and manager compliance with and enforcement of the Code of Conduct, (c) expand our guidelines relating to potential employee conflicts of interest, (d) clarify our requirements for the handling of personal data and employee use of social media sites and (e) reflect revisions to our Equal Employment Opportunity Policy and Sexual and Other Harassment Policy.

Our Code of Conduct is available on our website, www.vrtx.com, at “Finances/Investor Info—Corporate Governance.”

Item 5.07.  Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders was held on May 12, 2011. Our shareholders elected Matthew W. Emmens, Margaret G. McGlynn and Wayne J. Riley to serve on our board of directors until the annual meeting of shareholders to be held in 2014. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Non-votes
Matthew W. Emmens	164,853,407	2,789,734	12,463,034
Margaret G. McGlynn	167,287,858	355,283	12,463,034
Wayne J. Riley	167,272,634	370,147	12,463,034

In addition, our shareholders (i) approved, by a non-binding advisory vote, the executive compensation program for our named executive officers, (ii) recommended, by a non-binding advisory vote, that we should hold advisory votes on our executive compensation program on an annual basis and (iii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011. The tabulation of votes with respect to these three proposals was as follows:

	For	Against	Abstain	Non-Votes
Approval of Our Executive Compensation Program	161,691,361	5,088,122	863,658	12,463,034

	Every Year	Every Two Years	Every Three Years	Abstain	Non-Votes
Advisory Vote on the Frequency of Future Advisory Votes on Our Executive Compensation Program	127,290,184	5,261,886	34,726,007	364,704	12,463,034

	For	Against	Abstain	Non-Votes
Ratification of Our Independent Registered Public Accounting Firm	173,902,952	6,139,992	63,231	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 18, 2011	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and Chief Legal Officer